Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 21, 2000 relating to the financial statements which appear in MCSi, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

Cincinnati Ohio
December 21, 2000

/s/ PricewaterhouseCoopers L.L.P.
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PricewaterhouseCoopers L.L.P.